FEDERAL HOME LOAN BANK OF BOSTON

2011 EXECUTIVE INCENTIVE PLAN

Purpose:

The Federal Home Loan Bank of Boston (Bank) has established a 2011 Executive Incentive Plan (EIP) which is designed to reward and retain corporate officers during a period of challenging but improving financial performance. The Bank is resuming dividend payments to members but has continued to suspend the repurchase of excess capital stock. The AHP subsidy available for 2011 will be over $10 million, even after the repayment of one-third of the funds borrowed for the 2010 program.

Payout opportunities for 2011EIP participants reflect the Bank's current and improving financial situation, but remain lower than the competitive market. It is intended that in subsequent EIP performance periods opportunities will continue to increase to competitive levels as the Bank's financial performance improves, e.g. from 75 percent of recommended payouts to 100 percent- when the Bank resumes repurchase of excess stock.

Guiding Principles:

The 2011 EIP is intended to:

•
Recognize that the Bank's current overall focus is a return to earnings generation to a level that allows continued payment of dividends, resumption of the purchase of excess capital stock, and funding of the AHP program.

•	Reinforce and reward the Bank's commitment to conservative, prudent, sound risk management practices and preservation of the par value of the Bank's capital stock.

•
Reflect a reasonable assessment of the Bank's financial situation and prospects while rewarding achievement of identified remediation milestones and the Bank's financial plan and strategic objectives as spelled out in the Bank's 2011 Business Plan.

•	Tie a significant percentage of incentive awards to the long-term financial condition and performance of the Bank.

•
Recognize the importance of individual performance through metrics linked to the Bank's strategic goals and/or objectives of the participant's principal functions and independent of the areas that they monitor.

•	Recognize that continued enhancements and upkeep of the Bank's operational infrastructure are critical to the Bank's long-term condition.

Incentive Goals:

The incentive goals for all participants, with the exception of those participants in Enterprise Risk Management, are summarized in the following table with more detail in Appendix A below. Levels of achievement for the Retained Earnings and Pre-assessment, Pre-OTTI Core Net Income goals have been rounded. Year-end results will be rounded for award calculations.

Goal	Weight			Threshold	Target	Excess
	Pres.	Tier I	Tiers II & III
Increase in Retained Earnings Over 12/31/10 Balance	25%	25%	25%	$96.6 MM	$107.3 MM	$128.8 MM
Bank Relocation •Co-location of data center complete •Physical move complete no later than December 19, 2011 •Move complete with no significant disruptions to business with members	20%	20%	20%	N.A.	Complete all three activities	N.A.
Pre-assessment, Pre OTTI Core Net Income, subject to risk limits	20%	20%	20%	$196.0 MM, as adjusted for interest rates*	$217.8 MM, as adjusted for interest rates*	$261.4 MM, as adjusted for interest rates*
Growth in Membership	10%	10%	10%	4 New Members	6 New Members	8 New Members, including one CDFI member
New Users of AHP and CDA	10%	10%	10%	10	15	20
Individual, Bank-wide or Department-Specific Initiatives	15%	15%	15%	As documented by supervisor	As documented by supervisor	As documented by supervisor
*Each of the performance levels will be adjusted up or down by $250 thousand for every basis point by which the average daily federal funds rate deviates from the 0.30% assumed in the 2011 Business Plan.

Incentive goals for Enterprise Risk Management participants in Tiers I, II and III are summarized in the following table with more detail in Appendix A below: Levels of achievement for the Retained Earnings goal have been rounded. Year-end results will be rounded for award calculations.

Goal	Weight		Threshold	Target	Excess
	Tier I	Tiers II & III
Increase in Retained Earnings Over 12/31/10 Balance	25%	25%	$96.6 MM	$107.3 MM	$128.8 MM
Bank-wide ERM Initiatives	30%	20%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Bank Relocation •Co-location of data center complete •Physical move complete no later than December 19, 2011 •Move complete with no significant disruptions to business with members	20%	20%	N.A.	Complete all three activities	N.A.
Remediation of 2010 Report of Examination Findings	15%	10%	75% clearance	100% clearance	Timing and/or activities beyond compliance, if warranted and supportable
Individual, Bank-wide or Department Specific Initiatives	10%	25%	As documented by supervisor	As documented by supervisor	As documented by supervisor

Incentive Opportunity

Eligible participants will be assigned an incentive award opportunity that combines short and long-term incentives and is expressed as a percentage of the incumbent's 2011 base salary at year-end, as illustrated in the chart below.

	Combined Short and Long-Term Incentive Opportunity as a Percent of Base Salary
	Threshold	Target	Excess
President	22.50%	45.00%	67.50%
Tier I	16.50%	33.00%	49.50%
Tier II	13.125%	26.25%	39.375%
Tier III	9.375%	18.75%	28.125%

Goal achievement and individual awards for the goals on pages two and three will be calculated at the conclusion of 2011 based on results as of December 31, 2011. Participants will be eligible to receive sixty (60) percent of such award in a cash payment, subject to the final approval of the board and the review of the Federal Housing Finance Agency (FHFA), if required, on the first pay day in March 2012. Except as otherwise described under EIP Administration, the participant must be employed by the Bank on the date of payment of the award to receive the award. The chart below illustrates the Threshold, Target and Excess payout potentials for this short-term award, by tier.

2011 Short-Term Incentive Opportunity
Tier	Threshold	Target	Excess
President	13.50%	27.00%	40.50%
Tier I	9.90%	19.80%	29.70%
Tier II	7.875%	15.75%	23.625%
Tier III*	9.375%	18.75%	28.125%
             *100% of payout opportunity to be paid following year-end 2011; no long-term opportunity

Participants will be eligible to receive the long-term award opportunity as cash on the first pay day in March 2014, as follows:

Long-Term Goal:    Retained Earnings as of December 31, 20131:

Threshhold	$514.5 million
Target	$605.3 million
Excess	$696.1 million

Long-Term Incentive Opportunity Payable after Year-End 2013:

Threshold: An award equal to fifty (50) percent of the remaining forty (40) percent of the combined award opportunity

Target:	An award equal to the remaining forty (40) percent of the combined award opportunity

Excess:	An award equal to 150 percent of the remaining forty (40) percent of the combined award opportunity

In addition, the following conditions must be satisfied for participants to receive the long-term award opportunity:

•	The participant is in employment with the Bank on the payment date, as described below in EIP Administration, and

•
Subject to the discretion of the board, the long-term award calculated above may be reduced or eliminated for all and/or an individual participant(s) if (i) operational errors or omissions result in material revisions to the financial results, information submitted to FHFA, or data used to determine the 2011 short-term award; (ii) submission of information to the SEC, Office of Finance and/or FHFA is untimely, or (iii) the organization fails to make sufficient progress, as determined by the FHFA, in the timely remediation of examination, monitoring, and other supervisory findings and matters requiring attention, if any.

•	Subject to the final approval of the board and review of the FHFA, if required.

1 The December 31, 2013 Retained Earnings goal is as projected in the Bank's 2011 Strategic Business Plan.

Eligible Participants

The following individuals are participants in the EIP for 2011:

President	Tier I	Tier II	Tier III
Edward A. Hjerpe, III	Janelle K. Authur	Brian G. Donahue	Paul T. Pouliot
	Timothy J. Barrett	John F. Henderson, Jr.*	Allison Santoro
	Earl W. Baucom	Paul Peduto	Edward A. Schultze*
	George H. Collins*	Kevin Whittaker*	Kenneth A. Willis
	M. Susan Elliott	Thomas C. Wolf
Frank Nitkiewicz
Carol H. Pratt
*Denotes participant in Enterprise Risk Management Department

EIP Administration

The EIP is administered by the Personnel Committee of the Board of Directors (Committee), which shall have full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. Extraordinary circumstances may include changes in business strategy, termination or commencement of business lines, impact of severe economic fluctuations, significant growth or consolidation of the membership base, or significant regulatory or other changes impacting the Bank or Bank System.

The Committee reserves the right at any time to amend, suspend or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant.

The Bank's President and Chief Executive Officer will determine participation in the EIP with the concurrence of the Committee.

EIP awards shall not be considered earned or payable, in whole or in part, to any participant for any reason until they are finally determined by the Bank's President and Chief Executive Officer with the concurrence of the Committee following the end of the plan years.

Any individual hired into an eligible position during 2011 that is granted an award shall have any such incentive award prorated based on actual base salary paid during the plan year providing he/she has served a minimum of six months in that role in 2011 and otherwise satisfies the EIP's requirements.

If an individual becomes a participant of the EIP during the plan year, e.g. due to a job change or promotion, then any EIP award will be prorated based on months in the EIP, provided he/she serves a minimum of six months in the EIP and otherwise satisfies the plan's requirements.

Except as described below, any EIP participant who terminates employment for any reason, whether voluntarily or involuntarily, before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank's President and Chief Executive Officer, with the concurrence of the Committee, at their sole discretion and subject to review of the FHFA, if required2.

•
EIP participants who terminate employment with the Bank by reason of death or disability or who are eligible to retire[3] from employment with the Bank prior to the March 2012 short-term award payment date may receive a pro rata payment of the sixty (60) percent short-term incentive opportunity as determined and recommended by the Bank's President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion and subject to the review of the FHFA, if required, based on the months of completed service as an EIP participant during 2011. To be eligible, the participant must complete at least six months of service in 2011 and otherwise satisfy the EIP's requirements. Participants who die, become disabled, or retire during 2011 will not be eligible for any long-term incentive award.

•
EIP participants who terminate employment with the Bank by reason of death or disability prior to the long-term award payment date in March 2014, or who terminate prior to the long-term award payment date and are eligible to retire from employment with the Bank, may become eligible to receive a pro rata payment of the forty (40) percent long-term incentive opportunity based on the number of months of completed service as an EIP participant during the two year period following the plan year, subject to the granting of awards based on 2013 year-end results described above, the recommendation of the Bank's President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion, and subject to review of the FHFA, if required.

Awards to retiring or disabled participants or beneficiaries will be paid at the same time as awards to all active participants. Beneficiaries of such payments will be the same as identified in the Bank's group insurance plan.

The Bank may make such provisions, as it deems appropriate, for withholding payroll taxes in connection with payment of EIP awards.

The Bank also has several other incentive programs for staff at the Bank designed to motivate employees to become more innovative and productive. The Bank's President and Chief Executive Officer is responsible for the administration of each of these programs and has the authority to construe, implement, and administer programs, as appropriate.

2 Where the EIP refers to the participant's termination of employment for purposes of receiving any payment, whether such a termination has occurred will be determined in accordance with Section 409A of the Internal Revenue Code and applicable regulations thereunder.
3 Eligibility to retire is defined as employees who are i) eligible for normal retirement as defined in the Pentegra Defined Benefit Plan for Financial Institutions or ii) meet the Rule of 70 as defined in the Pentegra Defined Benefit Plan for Financial Institutions, including credited service in the FHLB system, but excluding any other credited service at another Pentegra participating employer.

Appendix A - Goal Definitions

Increase in Retained Earnings
This goal will be measured by the increase in the Retained Earnings balance over the December 31, 2010 year-end balance

Bank Relocation
This goal will be measured by the completion of three key milestones related to the relocation of the Bank's headquarters to the Prudential Center.

Pre-assessment, Pre OTTI Core Net Income
The metric for this goal is defined below. The required performance level for Target is based on the 2011 Business Plan Base Case projection.

Threshold:    $196.0 million
Target:     $217.8 million
Excess:     $261.4 million

To account for the expected sensitivity of Pre-assessment, Pre-OTTI Core Net Income to changes in interest rates, the required performance levels for Threshold, Target and Excess will be adjusted upward or downward by $250 thousand for every basis point by which the average daily federal funds effective yield for 2011 is higher or lower than the 0.30% projected in the 2011 Business Plan Base Case scenario.

Achievement of the goal is subject to compliance with the Bank's VaR and Duration of Equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal of the EIP.

Pre-assessment Core Net Income =
Net Income - (Prepayment Fees - Historical Prepayment Fee Amortization)
+ (Debt Retirement Costs - Historical Debt Retirement Cost Amortization)
- Net Fair Value Adjustments + OTTI Credit Losses + REFCorp Expense + AHP Expense

Net Income = 2011 net income reported in accordance with GAAP in the United States.

Historical Prepayment Fee Amortization = the current-period, straight-line amortization of all historical prepayment fees (whether recognized at time of prepayment or as a yield adjustment on a modified loan) over the original remaining lives of the prepaid assets.

Historical Debt Retirement Cost Amortization = the current-period, straight-line amortization of all historical debt retirement costs over the original remaining lives of the retired liabilities.

Net Fair Value Adjustments = the net unrealized gains and losses as recognized under GAAP attributable to hedges, whether economic hedges or SFAS 133-qualifying hedges, plus trading securities gains and losses.

OTTI Credit Losses = the absolute value of the full-year amount of the credit loss portion of overall losses attributable to other-than-temporary impairments of securities.

In the event that the Bank is required to adjust current period net income to correct prior period accounting errors, positive adjustments to net income resulting from the correction of prior period accounting errors are to be excluded from Pre-assessment Core Net Income, while negative adjustments are to be retained in Pre-assessment Core Net Income.

The exclusion of prepayment fee income and associated debt retirement and swap unwind expense from the Pre-assessment Core Net Income metric removes the potential for “windfall” compensation in the event of heavy prepayment fee income and removes a potential disincentive to prudently respond to prepayment events by excluding the otherwise punitive cost of debt retirement and swap unwind expense. The exclusion of net unrealized fair value adjustments is consistent with the way that management projects its financial performance and reflects the fact that these adjustments are merely timing adjustments to net income that have no net impact to the Bank's net income if gains or losses are never realized. OTTI Credit Losses are excluded from Pre-assessment Core Net Income because they cannot be controlled by management.

Growth in Membership
This goal will be measured based on the number of new members who join the Bank in 2011.

New Users of AHP and CDA
The Mission goal focuses on new users of AHP and CDA. Goal achievement would be based on members that have not applied for funding under the AHP, EBP or CDA program during the previous two years (2009 and 2010). A member will be considered a new AHP or EBP user based upon submission of an application for either Program. To be counted as a new user under CDA, a member will have to take down a CDA advance during 2011. This goal complements the Community Lending Plan, which calls for 10 new users.

Bank-wide ERM Initiatives

•	Refine Economic Capital Model to serve as foundation for the Retained Earnings Target

Threshold: Redesign Model, validate existing calculations and ensure appropriate inclusion of risk factors
Target:     Present new Model to Risk Committee for approval
Excess:     Adopt new Retained Earnings Target as defined by the new Model

•	Co-lead effort to revise collateral policy and processes (joint goal with SVP/Chief Business Officer)

Threshold: Form and launch an internal, cross-functional workgroup. Provide regular formal and informal guidance and establish deliverables by April 30, 2011.
Target: Threshold and present a project update and recommendations for first-stage deliverables to the board at the July 2011 board meeting.
Excess: Threshold and Target plus, implement first-stage deliverables by September 30, 2011.

•	Address Risk Assessment Recommendations

Threshold: Complete five of the recommendations
Target: Complete seven of the recommendations
Excess: Complete all nine recommendations

Remediation of 2010 Report of Exam Findings
The 2010 Examination by the Federal Housing Finance Agency noted 11 areas of weakness requiring management's attention. Goal established for the remediation of these weaknesses require management to receive clearance, which is defined as non-reoccurrence of the weakness during the 2011 examination due to either addressing the weakness or by having in place an acceptable action plan to address the weakness.

Individual, Bank-Wide or Department-Specific Initiatives
The Individual, Bank-wide or Department-Specific Goal provides for recognition of the individual participant's successful contributions toward achievement of Bank-wide strategic goals or completion of department-specific initiatives. For 2011, this goal will include two to five individual or shared participant goals that focus on addressing many of the Bank's top priorities, including remediation of 2010 exam findings, relocation to the Prudential Center, and compliance with derivatives clearing mandates.

Goals will be established at the beginning of the plan year. For the Bank's Named Executive Officers (NEO's), revisions to these goals or initiatives may be considered on a case-by-case basis during the year upon recommendation of the President and Chief Executive Officer and approval of the Personnel Committee. For all other plan participants, revisions to these goals or initiatives may be considered on a case-by-case basis during the year but must be approved, in writing, by the President and Chief Executive Officer.

Payments under the Individual, Bank-wide or Department-Specific Goal will be based on the individual's combined, overall performance on the individual goals or initiatives, as evaluated by the participant's manager. The goals or initiatives may be shared within a department or across multiple departments, but the manager's assessment will be based on the participant's individual contribution as well as the overall achievement of the initiative. Managers may select a payout percentage for individual, Bank-wide or department-specific objectives from a range of threshold to a maximum payout at excess to recognize the degree to which the EIP participant accomplished these results. If the individual goals supporting Bank-wide strategic goals or department-specific initiative(s) are not substantially achieved, the manager may award zero for this goal. Managers need to provide reasonable documentation as the basis for any award recommended under this goal.